UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2015

BIODEL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33451	90-0136863
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Saw Mill Road, Danbury, Connecticut 06810

(Address of principal executive offices, including zip code)

(203) 796-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 14, 2015, Biodel Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C., as representative of the several underwriters named therein (the “Underwriters”), relating to the public offering of 32,608,696 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The Shares will be sold to the public at a per Share price of $0.92, for gross proceeds of $30,000,000. The Company also granted the Underwriters a 30-day option to purchase up to 4,891,304 additional shares of common stock to cover over-allotments, if any.

The net proceeds to the Company from the sale of the Shares, after deducting the Underwriters’ discounts and commissions and other estimated offering expenses payable by the Company, are expected to be approximately $27,850,000. The offering is expected to close on or about April 20, 2015, subject to the satisfaction of customary closing conditions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Shares are being offered and sold pursuant to a prospectus dated April 15, 2015 in connection with the Company’s effective registration statement on Form S-1 (File No. 333-202874), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 14, 2015.

Item 1.02. Termination of a Material Definitive Agreement

On April 14, 2015, the Company provided written notice of termination pursuant to the terms of that certain equity line Purchase Agreement dated as of July 25, 2014 (the “Purchase Agreement”) between the Company and Lincoln Park Capital Fund, LLC (“LPC”) to terminate the Purchase Agreement. The termination will be effective on April 16, 2015, one business day following effective delivery of the notice of termination. The Purchase Agreement provided the Company with an option to terminate the Purchase Agreement for any reason or for no reason by delivering a notice to LPC, and the Company will not incur any early termination penalties in connection with the termination of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, the Company had the right to sell to LPC up to $15.0 million in shares of the Company’s common stock.

Item 7.01. Regulation FD Disclosure

On April 15, 2015, the Company issued a press release announcing the pricing of the offering of its common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is furnishing the information in this Item 7.01 and in Exhibit 99.1 to comply with Regulation FD. Such information, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated April 14, 2015, by and between Biodel Inc. and William Blair & Company, L.L.C., as representative of the underwriters named therein

99.1	Press Release dated April 15, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODEL INC.

Date: April 15, 2015	By:	/s/ Paul S. Bavier
Name: Paul S. Bavier
Title: General Counsel and Secretary

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